UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2025

ATLANTIC INTERNATIONAL CORP.

(Exact name of registrant as specified in charter)

Delaware	001-40760	46-5319744
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

270 Sylvan Avenue, Suite 2230 Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(zip code)

(201) 899-4470

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Securities registered or to be registered as pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement

On January 7, 2024, Atlantic International Corp. (“Atlantic” or the “Company”) entered into a First Amendment (the “Amendment”) to Agreement and Plan of Merger (the “Merger Agreement”), a copy of which has been filed as Exhibit 2.1 to this Form 8-K. The Merger Agreement was entered into as of November 1, 2024 and was filed on Form 8-K on November 7, 2024.

The Amendment provides for:

1. The elimination of dissenters’ rights as the Merger is now a share-for-share exchange and has eliminated the payment by the Company of any cash consideration.

2. The definition of “Merger Consideration” has been revised to include the conversion of Staffing 360 Solutions Inc (“STAF”) Series H Preferred Shares and Series I Preferred Shares into shares of the Company’s Common Stock at their respective Exchange Ratios.

3. The agreement with Jackson Investment Group (“JIG”) shall provide for the conversion of all accrued interest and the principal amount of indebtedness to JIG into 5,600,000 shares of Series I Preferred Stock which is convertible into an equal number of shares of Atlantic Common Stock.

4. The agreements to convert Earned Certain Cash Payments into 5,000,000 shares of Series H Preferred Stock of STAF which, in turn, are converted into 3,500,000 shares of Atlantic Common stock and shall waive any interest/dividends or payments due related solely to Series H Shares.

5. The period of exclusivity for the Merger was deleted.

6. The number of shares of Atlantic Common Stock increased from 50,146,738 to 57,338,135 and the number of restricted stock units increased from 1,803,583 to 4,903,052, or an aggregate of 62,241,187 shares of Common Stock.

7. The Termination Date fee the Merger was extended from December 31, 2024, to March 31, 2025.

8. The definition of Exchange Ratio expanded from1.202 for STAF 360 Common Stock to add 0.25 for Series H Preferred Stock and 1.00 for Series I Preferred Stock.

9. Except as expressly provided in the Amendment, the Merger Agreement remains in full force and effect.

Forward-Looking Statements Regarding the Merger

This Current Report on Form 8-K, along with the exhibits attached hereto, contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding the benefits of the Merger, the anticipated timing of the completion of the Merger, the services offered Atlantic and the markets in which Atlantic plans to operate, the advantages of Atlantic’s services, Atlantic’s competitive landscape and positioning, and Atlantic’s growth plans and strategies, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by Atlantic and its management, and STAF and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to:

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger;

●	the outcome of any legal proceedings that may be instituted against Atlantic or STAF related to the Merger;

●	failure of Atlantic and STAF to realize the anticipated benefits of the Merger;

●	the risk that the price of shares subsequent to the Merger may be volatile due to a variety of factors, including changes in the highly competitive industry in which Atlantic operates, variations in performance across competitors, changes in laws and regulation that may impose additional costs and compliance burdens on Atlantic’s operations, macro-economic and social environments affecting Atlantic’s business and changes in the combined capital structure; and

●	the inability to implement business plans, forecasts, and other expectations after the completion of the Merger.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger dated as of January 7, 2025 by and among Atlantic International Corp, A 36 Merger Sub, Inc. and Staffing 360 Solutions, Inc.
2.2	Agreement and Plan of Merger dated as of November 1. 2024, by and among Atlantic International Corp, A36 Merger Sub Inc and Staffing 360 Solutions Inc. is incorporated by reference to Exhibit 2.1 to Form 8-K filed by the Registrant on November 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2025	ATLANTIC INTERNATIONAL CORP.

	By:	/s/ Jeffrey Jagid
Jeffrey Jagid
Chief Executive Officer

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